Exhibit 11.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Form 1-K of Helio Corporation of our report dated December 27, 2024, relating to our audit of the consolidated financial statements of Helio Corporation for the years ended October 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Form 1-K.

/s/ Astra Audit & Advisory, LLC

Tampa, Florida

February 28, 2025